                                                                   Exhibit 16(f)


                    SIERRA SHORT TERM GLOBAL GOVERNMENT FUND
                                   TOTAL RETURN
                      For the period ending June 30, 1997

                                                        AFTER 3.50%
                                                       SALES CHARGE
                                       BASED ON NAV      APPLIED
                                       ------------    ------------
                From Fund
                Inception 2/11/92
                to 6/30/97                 6.22%          5.52%

NOTE:  All returns for periods beyond 12 months have been annualized.